Exhibit 10.3


            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

         This Agreement is entered into as of this 4th day of June, 2007 by and between Carolina National Corporation (the "Company") and William Jack McElveen, Jr. (the "Employee").

         The principal purpose of this agreement is to protect Employee against a Change in Control of the Company as defined in Item 1 below. Employee is, however, an employee at will, and this agreement is not an employment agreement and shall not create for Employee any right to continued employment.

         In consideration of (i) services previously provided to the Company or a subsidiary of the Company by the Employee and Employee's willingness to continue employment with the Company or a subsidiary of the Company, or (ii) as an inducement to the Employee to accept employment with the Company or a subsidiary of the Company, the parties hereby agree as follows:

1. In the event that, within two years after the date of this Agreement, any Change of Control (as defined below) of the Company is effected, then Employee shall be entitled to the following benefits:

         (a) If, at any time within the six months following the effective date of an event listed in the definition of "Change of Control" below, either (i) Employee is terminated by the Company other than for "cause" as defined below or
(ii) Employee terminates his employment with the Company following a material reduction in Employee's compensation or duties or a demand that Employee relocate his place of employment by more than 60 miles, then upon such termination (x) Employee shall be entitled to a lump sum payment equal to the greater of Employee's annual salary in effect at the date of termination or Employee's annual salary in effect at the effective date of the Change of Control plus, in either case, the amount of any bonus accrued for the Employee at the date of termination and (y) any options, restricted shares or other equity participation interests then held by the Employee shall vest and become immediately exercisable or become unrestricted, as the case may be.

         (b) If, however, the amount of any lump-sum payment in (a) above, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code equals or exceeds three times the base amount described in
Section 280G of the Internal Revenue Code, then the amount due hereunder shall be adjusted to have a value for purposes of Section 280G which, when added to any other amount treated as a parachute payment under Section 280G, is three times the base amount less $100.

         (c) Any amount paid pursuant to this Agreement will be deemed severance pay. Employee shall not be under any duty to mitigate damages and no income received by Employee thereafter shall reduce the amount due Employee hereunder.

         A "Change of Control" of the Company shall be deemed to have been effected for purposes of this agreement if (i) voting control of the Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) the Company is merged with or into any other entity and the Company is not the surviving entity of the merger, (iii) voting control of any subsidiary of the Company by which subsidiary Employee is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any subsidiary of the Company by which Employee is principally employed is merged with or into another entity which is not also a subsidiary of the Company and such subsidiary is not the surviving entity of the merger.

         For purposes of paragraph 1(a) above, "cause" shall mean (A) the willful and continued failure by the Employee to substantially perform his duties (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his duties;
(B) the willful engaging by the Employee in misconduct (criminal, immoral or otherwise) which is or is likely to become materially injurious to the Company, its officers, directors, shareholders, employees, or customers, monetarily or otherwise; (C) the Employee's conviction of a felony; (D) the commission in the course of the Employee's employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Company shall, in good faith, deem to have resulted in the Employee becoming unbondable under the Company's "banker's blanket bond;" (E) the Employee's being the subject of a proceeding under
Section 8(e) of the Federal Deposit Insurance Act or being responsible for a formal or informal enforcement proceeding against the Bank under Section 8 of the Federal Deposit Insurance Act; or (F) violation by Employee of any law or regulation prohibiting employment discrimination.


2. Commencing on the first anniversary after the date of this Agreement, and on each annual anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Employee that the term will not be extended.

3. Nothing herein shall deprive Employee of any vested benefits that Employee has in any Company retirement or other employee benefit plan. The payment provided for in Section 1 is in addition to any other amount due to Employee for services performed through the date of termination.

4. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die after the occurrence of a Change of Control and while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or designee or, if there be no such devisee, legatee or designee, to Employee's estate.

5. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing approved by the Executive Committee of the Board of Directors of the Company and signed by Employee and the Chairman of the Board of the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina.

6. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Columbia, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses, including Employee's reasonable attorneys' fees, arising in connection with any arbitration proceeding pursuant to this Section.

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

8. Should the Company merge or consolidate with another corporation and the Company is not the surviving corporation in such a merger or consolidation, the Company will obtain as a condition of merger or consolidation assent to and assumption of this Agreement by the corporation which will be the surviving corporate entity in such merger or consolidation. Upon consummation of the consolidation or merger, the term "Company" shall mean the corporate entity which is the survivor of the merger or consolidation.

9. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, EMPLOYEE UNDERSTANDS AND AGREES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES IS AN "AT-WILL" EMPLOYER AND, AS SUCH, EMPLOYMENT WITH THE COMPANY OR A SUBSIDIARY OF THE COMPANY IS NOT FOR A FIXED TERM OR FOR A DEFINITE PERIOD AND EMPLOYMENT MAY BE TERMINATED AT THE WILL OF EITHER (A)THE COMPANY OR A SUBSIDIARY OF THE COMPANY OR (B) THE EMPLOYEE WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT PRIOR NOTICE. NOTHING IN THIS AGREEMENT IN ANY WAY CREATES AN EXPRESS OR IMPLIED CONTRACT OF EMPLOYMENT.

         In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE:                                   COMPANY:
                                            Carolina National Corporation


s/William Jack McElveen, Jr.                By:s/Roger B. Whaley
-----------------------------                  ------------------------------
William Jack McElveen, Jr.                        Roger B. Whaley
                                                  President and Chief Executive
                                                  Officer

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